                                  EXHIBIT 23.4

                         CONSENT OF ARTHUR ANDERSEN LLP

                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 8, 1995 on the combined financial statements of The Receivables Management Division of MedQuist, Inc. included in Medaphis Corporation's Form 8-K filed on January 19, 1996 and to all references to our Firm included in this registration statement.



                                                /s/ Arthur Andersen LLP

Philadelphia, Pa.,
  May 6, 1996